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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial and Other Data" and "Experts" and to the use of our report dated March 10, 1998, in the Registration Statement filed by Freedom Securities on the evening of April 1, 1998 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and related Prospectus of Freedom Securities dated April 1, 1998.


                                                     /s/ Ernst & Young LLP

New York, New York
April 1, 1998